SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of the __ day of September 1997, between and among the FUENTE INVESTMENT PARTNERSHIP, a Florida general partnership ("Fuente"), ROBERT G. LEVIN ("Levin") (hereinafter Levin and Fuente are referred to individually at times as a "Stockholder" and collectively at times as the "Stockholders"), and HOLT'S CIGAR HOLDINGS, INC., a Delaware corporation ("Holdings").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Stockholders own certain shares of the issued and outstanding common stock, $.001 par value per share, of Holdings (the "Stock");

     WHEREAS, Holdings and the Stockholders believe it to be in their best interests to provide for the continuity of management and policies of Holdings by imposing certain restrictions and obligations on themselves and the Stock; and

     WHEREAS, the Stockholders desire to facilitate liquidation of the Stock of a deceased or disabled individual Stockholder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto agree as follows:

I. RESTRICTION ON TRANSFER OF STOCK

     No Stockholder shall at any time during the existence of this Agreement, directly or indirectly, sell, assign, transfer, mortgage, encumber, pledge or otherwise deal with or dispose of all or any part of the shares of the Stock now owned or hereafter acquired by him, without first obtaining the written consent of the other Stockholder or, in the absence of such written consent, without first complying with the terms and conditions of this Agreement.

     Notwithstanding the foregoing, Levin shall be permitted to transfer up to 482,400 shares of Stock to Holdings free of the restrictions set forth in this Agreement, if he is required to do so pursuant to the terms of the Agreement and Plan of Reorganization, dated September 23, 1997, by and among the parties to this Shareholders' Agreement as well as other entities.



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II. TRANSFER OF STOCK DURING LIFETIME; THIRD PARTY OFFERS.

     A. Offer to Sell. Except as otherwise provided in this Agreement, no Stockholder shall, during such Stockholder's lifetime (in the case of an individual Stockholder) or at any time during the existence of this Agreement (in the case of a Stockholder that is a business entity) sell, assign, transfer, encumber, mortgage, pledge or in any way dispose of all or any portion of his Stock, except on the terms and conditions set forth in this Agreement. If any Stockholder desires to dispose of all or any part of his Stock, he shall first serve written notice (the "Offer to Sell") to that effect upon the other Stockholder, stating the number of shares desired to be sold or otherwise disposed of, the payment terms, the name and address of the purchaser (or if no purchaser is designated because the desired disposition will be made in the public market, a statement to that effect), and offering to sell such shares to the other Stockholder in accordance with the terms and conditions of this Agreement (a photocopy of the offer, if applicable, shall accompany the Offer to Sell). For purposes of this Agreement, the proposed transfer of an interest in Fuente in such a manner whereby Carlos A. Fuente, Carlos P. Fuente and/or Cynthia F. Suarez, whether individually or in any combination thereof, as a result of such transfer, would no longer have direct or indirect voting control and control over the management and business operations of Fuente, shall be considered an Offer to Sell all of the Stock then owned by Fuente on the terms set forth in this Section II.

     B. Procedure for Acceptance or Rejection of Offer to Sell.

        1. The other Stockholder shall have the right (but not the obligation) to purchase all of the Stock offered for sale by the selling Stockholder, as described in the Offer to Sell, by giving written notice of acceptance to the selling Stockholder within five (5) days after delivery of the Offer to Sell by the selling Stockholder.

        2. In the event the other Stockholder fails or refuses to purchase all of the Stock offered for sale by the selling Stockholder, then subject to the provisions of Section II.D. hereof, the selling Stockholder shall be free to sell or otherwise dispose of the shares of Stock described in the Offer to Sell that have not been purchased by the other Stockholder (a) during the sixty (60) day period immediately following the expiration of the time herein above provided in Section II.(B)(1) for the Stockholder's acceptance of the Offer to Sell, and (b) at a price and on terms and conditions that are equivalent to or more favorable to the selling Stockholder than those set forth in the Offer to Sell; provided however, that the price may be adjusted to reflect fluctuations in the trading price of Holdings' Stock between the date the Offer to Sell is delivered and the date of the actual sale of the Stock. Upon the

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expiration of such sixty (60) day period, the provisions of this Agreement shall reattach in full to all of the Stock not sold or otherwise disposed of during such sixty (60) day period.

     C. Price and Terms of Purchase. In the event that any Stock is to be purchased by the other Stockholder pursuant to the terms of this Section II., the following provisions shall apply:

        1. Each share of Stock to be purchased by the other Stockholder pursuant to the terms of this Section II. shall be purchased at the purchase price specified in the Offer to Sell; provided however, that the price may be adjusted to reflect fluctuations in the trading price of Holdings' Stock between the date the Offer to Sell is delivered and the date of the actual sale of the Stock.

        2. The closing for the sale of the Stock and the purchase price of the Stock shall be paid, in accordance with the terms specified in the Offer to Sell.

     D. Co-Sale Agreement.

        1. In the event that a Stockholder (the "Selling Stockholder") desires to sell any Stock and the Selling Stockholder has complied with the terms of this Section II., and the other Stockholder (the "Remaining Stockholder") has not elected to purchase all such shares, the Remaining Stockholder shall have the option to elect to sell a portion of the Stock owned by the Remaining Stockholder on the terms set forth in the Offer to Sell, by notifying the Selling Stockholder in writing of its election to do so (such election must be made within the five (5) day period specified in paragraph (B)(1) of this
Section II.). The Remaining Stockholder must elect, if at all, to sell up to the same proportion of the Stock owned by him as the Stock which the Selling Stockholder has included in the Offer to Sell bears to the total Stock then owned by the Selling Stockholder. If the Remaining Stockholder does not respond in writing within said five (5) day period, it shall be deemed to have elected not to sell any shares. If, at the end of said five (5) day period, the Remaining Stockholder has not elected to sell any of its shares, the Selling Stockholder shall be free to sell any or all of its Stock, on the same terms and conditions that are equivalent to or less favorable than those set forth in the Offer to Sell; provided however, that the price may be adjusted to reflect fluctuations in the trading price of Holdings' Stock between the date the Offer to Sell is delivered and the date of the actual sale of the Stock. If the selling Stockholder's shares of its Stock are not sold to the proposed purchaser within the sixty (60) day period described in Section II.(B)(2) hereof, the selling Stockholder shall not be permitted to sell any such shares without again complying with the provisions of Section II.

        2. If the Remaining Stockholder has properly notified the Selling Stockholder of the Remaining Stockholder's desire to sell shares pursuant to paragraph (D)(1) of this Section II., the Remaining Stockholder shall be entitled to sell some or all of such shares owned by the Remaining Stockholder and desired to be sold by the Remaining Stockholder along with the shares of the Selling Stockholder, such amount to be determined according to the following provisions. The Selling Stockholder shall use his best reasonable efforts to interest the proposed purchaser in purchasing shares from the Remaining Stockholder as well, and in identifying additional interested purchasers in the event the proposed purchaser is unwilling or unable to purchase all shares which the Stockholders desire to sell. If the Selling Stockholder is unable to obtain purchasers for all of the shares proposed for sale by the Selling Stockholder then in such event, each of the Stockholders shall be entitled to participate in the sale to the proposed purchaser on a pro rata basis.

III. TRANSFERS IN TRUST AND TO CONTROLLED ENTITIES.

     A. Transfer to Trust. Any Stockholder who is an individual may make a gratuitous transfer during his lifetime, without the written consent of the other parties to this Agreement (but with prompt written notice of any such transfer to be given to the other Stockholder), of all or any part of his Stock to a revocable trust in which the Stockholder retains the absolute power to have the transferred Stock returned to him.

     B. Transfer to Controlled Entities or Partners. The Stockholders may make a transfer, without the written consent of the other Stockholder to this Agreement (but with prompt written notice of any such transfer to be given to the other parties) of all or any part of its Stock:

        (i) in the case of Levin, to a partnership, corporation, limited liability company, family partnership or other business entity, but only if voting control and control over the management and business operations of such partnership, corporation, etc. is thereafter held and continues to be held by Levin at all times;

        (ii) in the case of Fuente, (x) to Carlos A. Fuente, Carlos P. Fuente and/or Cynthia F. Suarez, or (y) to a partnership, corporation, limited liability company, family partnership or other business entity but only if voting control and control over the management and business operations of such partnership, corporation, etc. is thereafter held and continues to be held at all times by Carlos A. Fuente, Carlos P. Fuente and/or Cynthia F. Suarez, either individually or in any combination.

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     C. Controlling Predecessor Stockholder. After any transfer under Section
III.(A) or III.(B) hereof, the Stockholder making such transfer shall be referred to herein as the "Controlling Predecessor Stockholder" with respect to such Stock.

     D. Continued Application of This Agreement. Any Stock transferred pursuant to this Section III. shall remain subject to this Agreement, and upon receipt of delivery of the share certificates representing the transferred Stock, the transferee shall be bound by the terms and conditions of this Agreement, including but not limited to the terms providing for purchase upon death or disability of a Controlling Predecessor Stockholder who is an individual, or the death or disability of Carlos A. Fuente, Carlos P. Fuente and Cynthia F. Suarez. Upon request of a party hereto, the transferee shall acknowledge in writing that the Stock transferred remains subject to this Agreement, and that such transferee shall be bound by the terms and conditions of this Agreement. The making of any transfer permitted by this Section III. shall not relieve or alter the Controlling Predecessor Stockholder's obligations under this Agreement, and without waiver of any rights of the non-transferring Stockholder under this Agreement, the parties to this Agreement may enforce such obligations directly against the Controlling Predecessor Stockholder as if such transfer had not occurred.

IV. ENCUMBRANCE OR PLEDGE OF STOCK.

     No Stockholder shall have the right to encumber or pledge all or any part of his Stock unless the other Stockholder provides his prior written consent to such pledge agreement or arrangement, as the case may be, and such consent shall include, among other provisions, a requirement that the pledgee of such pledged Stock shall accept such Stock subject to the terms and conditions of this Agreement, and upon request of the other Stockholder, the pledgee shall acknowledge in writing that the pledged Stock remains subject to this Agreement. Further, such consent shall require the pledge agreement or arrangement, as the case may be, to include a requirement that (a) in the event any pledged Stock is purchased in accordance with this Agreement, the proceeds shall be paid to the pledgor and pledgee as their interests appear, and the pledged Stock shall be released to the purchaser; (b) in the event of any dispute or ambiguity regarding the respective rights of the pledgor or pledgee, the purchaser shall be entitled to disburse all proceeds to the party in possession of the share certificate representing the pledged Stock; and, (c) in the event the pledgee of any pledged Stock shall exercise any right or remedy under any security or stock pledge agreement, as the case may be, or attempt to cause a public or private sale of such Stock, the pledgee shall notify the other Stockholder and such notice shall be deemed to be an Offer to Sell made under Section II. hereof at a purchase price determined in accordance with Section VIII. hereof.

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V. PURCHASE OF STOCK ON DISABILITY OR DEATH OF LEVIN.

     If Levin, whether in his capacity as a direct Stockholder or as a Controlling Predecessor Stockholder, dies or is deemed to be totally disabled (as that term is defined in Section VII. hereof), Fuente shall have the right, but not the obligation, to purchase such portion of the Stock owned by Levin as would be required, when combined with the Stock already owned by Fuente at that time, to give Fuente ownership of fifty-one percent (51%) of the issued and outstanding stock of Holdings, and Levin or his personal representative or his transferee pursuant to Section III. hereof, as the case may be, shall sell such portion of his or its Stock as is requested by Fuente (up to such combined fifty-one percent (51%) ownership). Notwithstanding the foregoing, Levin shall have the right to transfer up to ten percent (10%) of the issued and outstanding stock of Holdings to his children, and such stock shall not be subject to purchase by Fuente pursuant to this Section V. Fuente's right to purchase stock from Levin (or his estate) as described herein, shall continue for a period of thirty (30) days after the date on which Levin dies or is deemed to be totally disabled. If the rights set forth in this Section V.(A) are not exercised within such thirty (30) day period, Fuente's rights hereunder shall terminate. The closing of any transaction hereunder shall occur not more than ninety (90) days after notice is given of the intent of Fuente to purchase stock hereunder and each share of Stock to be purchased by Fuente pursuant to the terms and conditions of this Section V. shall be purchased at the purchase price specified in Section VIII hereof.

VI. PURCHASE OF STOCK ON DEATH OR DISABILITY OF FUENTE'S PARTNERS.

     If at any time all three of Carlos A. Fuente, Carlos P. Fuente and Cynthia F. Suarez are deemed to be totally disabled (as that term is defined in Section VII. hereof) or are deceased (or any combination thereof as to the three
(3) individuals), Levin shall have the right, but not the obligation, to purchase all or any portion of the Stock owned by Fuente, and Fuente shall sell such portion of its Stock as is requested by Levin under the terms and conditions of Section VI. This right shall continue for a period of thirty (30) days after the date on which Carlos A. Fuente, Carlos P. Fuente and Cynthia F. Suarez are all deemed to be totally disabled or dead (or any combination thereof as to the three (3) individuals). If the rights set forth in this Section VI. are not exercised within such thirty (30) day period, Levin's rights hereunder shall terminate. The closing of any transaction hereunder shall occur not more than ninety (90) days after notice is given of the intent of Levin to purchase stock hereunder and each share of Stock to be purchased by Levin pursuant to the terms and conditions of this Section VI. shall be purchased at the purchase price specified in Section VIII. hereof.

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VII. DEFINITION OF "TOTALLY DISABLED."

     For purposes of this Agreement, an individual shall be deemed "totally disabled" if he is so incapacitated that he is unable to engage in normal bodily and mental functions, is unable to use substantially all of his motor skills, and is only able to conduct respiratory bodily functions and those other bodily functions that are required in order to be medically certified as being alive, and such condition continues for a continuous period of one hundred eighty (180) days (hereinafter referred to as the "continuous period of disability"). In the event of any dispute as to whether or not such disability has in fact occurred, the parties hereto agree to abide by the decision of a panel of three physicians. The parties (or their representatives) shall each appoint one member to the panel, and the third member of the panel shall be appointed by the other two members. Levin, Carlos A. Fuente, Carlos P. Fuente and Cynthia F. Suarez agree to make themselves available for and submit to examinations by such physicians. Failure to submit to any such examination shall constitute an admission of total disability. The expenses of such panel of physicians shall be borne equally by Fuente and Levin. For purposes of this provision, the term "day" shall mean any and all days of the week, including any and all legal holidays.

VIII. PURCHASE PRICE.

     For purposes of Sections IV., V. and VI., the purchase price for the Stock shall be determined as follows: (a) if on the date of the proposed dosing Holdings' Stock is listed on any national securities exchange, its average closing price on such exchange during the ten trading days immediately preceding the proposed closing, or, if listed on more than one such exchange, on the exchange on which Holdings' Stock shall have had the largest total trading volume; (b) if on the date of the proposed closing Holdings' Stock is not listed on an exchange, at the average closing price appearing on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ) during the ten trading days immediately preceding the proposed closing; or (c) if on the date of the proposed closing Holdings' Stock is not publicly traded, at the purchase price equal to the fair market value of Holdings' Stock on the date of the proposed closing, as determined by the investment banking firm mutually selected by Fuente and Levin (or their representatives). If Fuente and Levin (or their representatives) are unable to agree upon an investment banking firm then each party (or their representatives) hereto agrees to abide by the decision of a panel of three investment banking firms. The parties or their representatives shall each appoint one member to the panel and the third member of the panel shall be appointed by the other two members. The expenses of such panel of investment bankers shall be borne equally by Fuente and Levin.

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IX. PAYMENT OF PURCHASE PRICE

     At the closing of any purchase of Stock under this Agreement, the purchaser of the Stock shall pay the entire purchase price in cash.

X. AFFIRMATIVE COVENANTS.

     A. Issuance of Preferred Stock. Holdings, Levin and Fuente agree that, from the date of this Agreement and until the termination of this Agreement (as provided in Section XIV. hereof), Holdings shall not issue any shares of its preferred stock without first obtaining the unanimous written consent of all of the members of the Board of Directors of Holdings.

     B. Board of Directors and Officers. The Stockholders hereby covenant and agree to vote their shares of Stock, in trust, in accordance with the terms of this Section X.(B). Levin hereby agrees to vote his shares of Stock in favor of the election of two nominees to Holdings' Board of Directors to be selected by Fuente and to the extent that the terms of the members of Holdings' Board of Directors are staggered, to vote his shares so that the Fuente nominees have different terms. Carlos A. Fuente and Carlos P. Fuente are hereby designated as Fuente's initial nominees to Holdings' Board of Directors. Fuente hereby agrees to cause its shares of Stock to be voted in favor of the election of Robert G. Levin to the Board of Directors, and further to cause its shares of Stock to be voted so as to elect such other persons to the Board of Directors of Holdings as Levin may nominate. The parties understand and agree that Levin shall have the right to elect an unlimited number of additional members of the Board of Directors in his sole discretion; it being understood whether or not Levin should so appoint additional members, the actions of the Board of Directors shall be subject to and limited by the provisions of Section X.(A) hereof.

     C Acknowledgement of Competitive Activities. Holdings acknowledges that Fuente Cigar and its related entities are competitors of Holdings and that Fuente Cigar and its related entities will continue to sell Fuente-related branded premium cigars through distribution and retail channels which are directly or indirectly competitive with the business operations of Holdings. Fuente and its related entities reserve the right in the future to engage in activities that compete, directly or indirectly, with the business activities of Holdings. Fuente Cigar and related entities have exclusive control over the distribution activities of their Fuente-related brands and Fuente Cigar and related entities will continue to exercise control over such activities.

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XI. ENDORSEMENT ON SHARE CERTIFICATES

     Simultaneously with the execution of this Agreement, the Stockholders shall deliver to Holdings any share certificates (pertaining to the Stock) subject hereto and the following endorsement shall be placed on the face of each certificate: "The sale, encumbrance or other disposition of the shares represented by this certificate is subject to the terms and conditions of an Agreement dated September __, 1997 by and among the holder of this certificate, and another Shareholder, a copy of which Agreement is on file in the office of this Corporation and will be furnished without charge to any Stockholder upon request."

     After such endorsement, the certificates shall be returned as soon as practicable to their respective owners who shall be entitled, subject to the terms hereof, to exercise all rights and interests therein. All Stock hereafter issued shall bear the same endorsement. Upon the termination of this Agreement, such certificates shall be surrendered to Holdings and new certificates without the foregoing endorsement shall be issued in lieu thereof.

XII. GOVERNING LAW; VENUE; PROCESS.

     The validity, construction, and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of Delaware (except that if any choice of law provision under Delaware law would result in the application of the law of a state or jurisdiction other than Delaware, such provision shall not apply). The parties to this Agreement agree that jurisdiction and venue shall properly lie in the courts of the State of Delaware, with respect to any legal proceedings arising under or connected with this Agreement. The parties further agree that the delivery by courier of any process shall constitute valid and lawful process against them.

XIII. AMENDMENT.

     This Agreement may be amended, altered or revoked at any time upon the unanimous mutual agreement of Holdings and the Stockholders in writing.

XIV. TERMINATION OF AGREEMENT.

     A. Events of Termination. This Agreement shall terminate upon:

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        1. Execution of a written instrument by Holdings and the Stockholders terminating this Agreement; or

        2. The bankruptcy, receivership or dissolution of Holdings;

        3. The disposal of Stock by one of the Stockholders in accordance with the terms of this Agreement which results in that Stockholder owning less than five percent of the issued and outstanding shares of Holdings' Stock.

     B. Enforceability of Rights, Benefits and Duties after Termination. All rights, benefits and duties that accrue hereunder prior to the termination of this Agreement shall nevertheless be enforceable by the parties to this Agreement and their legal representatives, successors and assigns after the termination of this Agreement.

XV. DOCUMENTARY STAMPS.

     Whenever any Stock is sold or otherwise transferred and whenever any documents or instruments are transferred pursuant to the terms hereof, the transferor of such Stock and such documents and instruments shall affix thereto the necessary documentary stamps.

XVI. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart execution pages may be circulated and signed by telecopy, followed within a reasonable period of time by original (inked) signature pages.

XVII. NOTICE

All notices, consents, acceptances and any other communication required herein shall be in writing and shall be deemed delivered upon receipt, if delivered in person; upon transmission, if sent by electronic means (i.e. telecopy or e-mail), with electronic confirmation of receipt, or four (4) days after posting, if sent by recognized international expedited delivery service. No notices, consents etc.. may be sent by mail, due to the unreliability of the Dominican Republic mail service. All notices, etc. shall be sent to the parties at their respective addresses set forth below (or at such other address for a party as shall be specified by notice given hereunder):

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If to Holdings:                   Robert G. Levin, President
                                  Holt's Cigar Holdings, Inc.
                                  c/o Ashton Distributors, Inc.
                                  12770 Townsend Road
                                  Philadelphia, PA 19154
                                  Telecopy: 215-676-9085

If to Levin:                      Mr. Robert G. Levin
                                  c/o Holt's Cigar Holdings, Inc.
                                  12270 Townsend Road
                                  Philadelphia, PA 191154
                                  Telecopy: 215-676-9085

With a copy to:                   Matthew H. Lubart, Esq.
                                  Fox, Rothschild, O'Brien & Frankel
                                  Princeton Pike Corporate Center
                                  997 Lenox Drive, Building 3
                                  Lawrenceville, NJ 08648-2311
                                  Telecopy: 609-896-1469

If to Fuente:                     Carlos A. Fuente, General Partner
                                  Fuente Investment Partnership
                                  c/o Fuente Cigar Ltd.
                                  Zona Franca Industrial
                                  Santiago, Dominican Republic
                                  Telecopy: 809-575-3542

With a copy to:                   William M. Sharp, Esq.
                                  Sharp, Smith & Harrison, P.A.
                                  4830 W. Kennedy Blvd., Suite 630
                                  Tampa, Florida 33609
                                  Telecopy: 813-286-4197

     Any notice required to be given hereunder to the estate of a deceased Stockholder shall be sent to the personal representative of the estate at his address, or if no personal representative is appointed, to the deceased Stockholder at his last designated address. As soon as practical after being appointed, the personal representative of the estate of a deceased Stockholder shall notify the other parties hereto of his address by notice sent in conformity with the foregoing requirements. Any party from time to time may change his address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the foregoing requirements to the other parties and the legal representative of the estate of a deceased Stockholder.

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XVIII. SEVERABILITY OF PROVISIONS.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement shall be prohibited by applicable law, unenforceable in any jurisdiction or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, unenforceability, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, or affecting the validity or enforceability of such provision in any other jurisdiction.

XIX. ASSIGNMENT.

     Neither this Agreement nor any rights or privileges hereunder shall be assigned, transferred, shared or divided, by operation of law or otherwise, in any manner, by a party hereto without the prior written consent of the other party, which consent may be arbitrarily withheld. Any purported assignment or transfer not having the written consent of the party required hereunder to give such consent shall be null and void and shall constitute a default hereunder.

XX. ENTIRE AGREEMENT; AMENDMENT.

     This Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Agreement, as specified herein) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by written agreement executed by all of the parties hereto. Time is of the essence of this Agreement and each of its provisions, and no extension of any time period shall be binding upon any of the parties hereto unless expressly provided herein or in writing and signed by all of the parties hereto.

XXI. FURTHER ASSURANCES.

     The parties hereto shall execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as the other party or its counsel may reasonably request from time to time for purposes of carrying out the transactions contemplated by this Agreement.

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XXII. PARAGRAPH HEADINGS; PLURAL; GENDER; MISCELLANEOUS.

     The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neutered gender shall include the other gender. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement, shall refer to this Agreement as a whole, including all exhibits hereto, and not to any particular provision of this Agreement unless otherwise specified; all references herein to paragraphs, sections or exhibits shall refer to paragraphs or sections of this Agreement or exhibits to this Agreement. The parties hereto acknowledge and agree that the recitals immediately following the preamble of this Agreement are true and correct and are incorporated herein as a part of this Agreement. This Agreement shall be binding upon the parties hereto.

     IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

                                 HOLT'S CIGAR HOLDINGS, INC.,
                                  a Delaware corporation

                                 By:
                                 ----------------------------------
                                 Robert G. Levin,
                                 President

                                        "Holdings"

                                 FUENTE INVESTMENT PARTNERSHIP
                                  a Florida general partnership

                                 By:
                                 ----------------------------------
                                 Carlos A. Fuente, General Partner

                                          "Fuente"


                                 ----------------------------------
                                   Robert G. Levin, Individually



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